EXHIBIT 99.1

Kohlberg Capital Corporation Announces a New Platform for Distressed Investing Opportunities

NEW YORK, Jan. 31, 2008 (PRIME NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) ("Kohlberg Capital") today announced that it has formed Panagos Katz Situational Investing ("PKSI"), a new distressed investing platform, in partnership with Steven Panagos and Jonathan Katz. Mr. Panagos was most recently the National Practice Leader and a Managing Director of Kroll Zolfo Cooper's Corporate Advisory & Restructuring practice. Mr. Katz was most recently the Founding Partner of Special Situations Investing, JPMorgan's distressed investing vehicle for North America. Kohlberg Capital will own a minority interest in PKSI and will also make investments in funds managed by PKSI. The PKSI management team is also expected to source distressed debt opportunities for direct investment by Kohlberg Capital.

PKSI and funds managed by it will invest in the debt and equity of companies that are entering into or in the process of restructuring due to financial or operational distress. PKSI will also selectively originate new credit facilities with borrowers that are otherwise unable to access the traditional markets.

Chris Lacovara, Chairman of Kohlberg Capital, said, "We are delighted to have the opportunity to partner with Steve and Jon in the establishment of the PKSI platform. The longstanding relationships of the PKSI principals with corporate restructuring professionals will offer Kohlberg Capital an immediate source of proprietary distressed debt investment opportunities. The participation of Kohlberg Capital in the PKSI platform will provide Steve and Jon with capital and credit infrastructure to enable them to execute their strategy in a market which should see a substantial near-term proliferation of opportunities."

Steven Panagos of PKSI noted, "Kohlberg Capital's corporate finance expertise, long-term perspective and sterling reputation make them the optimal partner for PKSI's reasonable-investor approach. We look forward to working with the Kohlberg Capital team as the opportunities to deploy capital ripen in this market cycle."

About Kohlberg Capital Corporation:

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors and its affiliates, manages CLO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, and achieve certain margins and levels of profitability, the availability of additional capital, the ability to maintain certain debt to asset ratios, and the abilities of PKSI to source opportunities for investment, create and find investors for its investment fund and the resultant performance of PKSI and its investments. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

CONTACT:  Kohlberg Capital Corporation
          Denise Rodriguez, Investor Relations
          (212) 455-8300